Exhibit 99.1

GlobalSCAPE, Inc. Delivers Secure File Sharing and Collaboration with Release of Workspaces

Workspaces Provides End User Choice and Ease-of-Use without Sacrificing IT Governance

March 2, 2015, SAN ANTONIO - GlobalSCAPE, Inc. (NYSE MKT: GSB), the secure information exchange company, announces the immediate availability of Workspaces™, a new edition to its managed file transfer (MFT) solution suite, Enhanced File TransferTM (EFTTM). EFT is an advanced, powerful replacement for insecure legacy FTP servers, inflexible and haphazard home-grown file transfer solutions, slow physical shipment of data, and expensive leased lines and VANs. Workspaces allows employees to share folders and their files with any other user without sacrificing governance, visibility, or control.

According to a recent report, Gartner expects total MFT software revenue worldwide (including licenses, SaaS/cloud-based apps, maintenance and technical support) to exceed $500 million by 2016, with more than 70 percent of the total software revenue generated in North America. The ease, low cost and proliferation of cloud storage services helped propel the market to even higher heights last year, but continued to widen a concerning gap between end user convenience and IT control.

Workspaces boasts a combination of security features that other products—including cloud-based services—can’t match:
•	An on-premises solution that eliminates the risk of shared-infrastructure, cloud-based services;
•	The Globalscape DMZ Gateway ensures secure inbound communications into the network;
•	Multiple secure protocols, including HTTPS, FTP, FTPS and SFTP;
•	Workflow automation to support compliance with corporate data management and governance policy; and,
•	Flexible authentication and encryption allow users to easily and safely share folders with existing and new user accounts without burdening IT administrators.

And unlike cloud-based services IT administrators retain full control and visibility of the file transfer infrastructure, ensuring the highest levels of security and regulatory compliance.

Supporting Quote:
Greg Hoffer, Senior Director of Engineering, Globalscape
"The cost of acquisition with many cloud storage and file sharing services may be low, but the potential for loss is quite high because control is in the hands of the user and the data is outside the purview of IT. Workspaces is a simple, secure and powerful option for businesses that want the confidence of an on-premises file sharing solution that combines user driven file collaboration, with the ability to maintain business oversight and protect both the user and corporate data assets."

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments and small businesses. For more information, visit Globalscape, or subscribe to our Blog or Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2012 calendar year, filed with the Securities and Exchange Commission on March 27, 2014.